Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-193317) pertaining to the 2003 Stock Incentive Plan, as amended, 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(2)	Registration Statement (Form S-8 No. 333-206166) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(3)	Registration Statement (Form S-8 No. 333-209814) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(4)	Registration Statement (Form S-8 No. 333-216366) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(5)	Registration Statement (Form S-3 No. 333-220697) of GlycoMimetics, Inc.,
(6)	Registration Statement (Form S-8 No. 333-223462) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc.,
(7)	Registration Statement (Form S-8 No. 333-230117) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of GlycoMimetics, Inc., and
(8)	Registration Statement (Form S-3 No. 333-231577) of GlycoMimetics, Inc.

of our reports dated February 28, 2020, with respect to the financial statements of GlycoMimetics, Inc. and the effectiveness of internal control over financial reporting of GlycoMimetics, Inc. included in this Annual Report (Form 10-K) of GlycoMimetics, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 28, 2020